Exhibit 10.8

AMENDMENT NO. 2 TO

EMPLOYMENT AGREEMENT

This Amendment No. 2 (“Amendment”) is an amendment to the Employment Agreement, dated August 2, 2007 (the “Agreement”) between Transaction Network Services, Inc. (“Company”), a Delaware corporation, and its parent, TNS, Inc. (“Parent”), a Delaware corporation, on the one hand (collectively, “TNS”), and Mark Cole (“Executive”), on the other hand, and is effective March 1, 2012 (the “Amendment Effective Date”).  Any terms used, but not defined, herein, shall have the meanings set forth in the Agreement.

WHEREAS, TNS and Executive executed Amendment No. 1 to the Agreement, dated as of January 1, 2011;

WHEREAS, TNS adopted the TNS, Inc. Executive Severance Benefit Plan, effective as of March 1, 2012, to provide a uniform severance pay and benefit plan to its key management employees, including the Executive, in the event of certain terminations from employment; and

WHEREAS, TNS and the Executive now desire to further amend the Agreement to modify certain terms and conditions contained in the Agreement in light of the Executive Severance Benefit Plan and other modifications that the parties consider to be desirable.

NOW, THEREFORE, in consideration of the foregoing recitals (which form a part of this Amendment), the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment, intending to be legally bound, agree as follows:

1.     Term.  Section 2 (Term) of the Agreement, as amended, is replaced in its entirety by the following provision:

“2.           Term.  The period of employment and term of this Agreement will be from May 8, 2007 through December 31, 2012, unless sooner terminated as hereinafter set forth (the “Term”).”

This modification is intended to establish a term for the Agreement that expires on December 31, 2012, and to eliminate the successive one-year extensions of the Agreement in the absence of prior written notice of non-renewal by either of the parties to the Agreement (i.e., elimination of the “evergreen clause”).

2.     Termination.  Section 6 (Termination of Employment and Effect of Termination) is hereby replaced in its entirety (with the exception of Sections 6(i) and 6(j), which shall remain in effect) by the following provision:

“6.           Termination of Employment and Effect of Termination.  Either Executive or the Company may terminate this Agreement and Executive’s employment under this Agreement for any or for no reason, either with or without cause, at any time.  Executive’s entitlement to severance pay and benefits upon any such termination of employment will be governed by the terms and conditions of the TNS, Inc. Executive Severance Benefit Plan, dated as of March 1, 2012, as may be amended from time to time (the “Executive Severance Benefit Plan”).”

For clarity, this modification, among other things, results in the elimination of the excise tax gross-up payment on behalf of the Executive under the Agreement with respect to excess parachute payments under Section 280G of the Internal Revenue Code, and eliminates the continuation of the payment by TNS of club dues as part of the Executive’s severance benefits upon certain terminations from employment.

3.     Definitions.  The following additional sentence will be added to the end of Section 7(e) of the Agreement: “For purposes of this Section 7, the terms “Cause” and “Good Reason” shall have same meaning as “Cause and “Voluntary resignation for Good Reason” under the Executive Severance Benefit Plan.

4.     Benefits.  Beginning on the Amendment Effective Date, Appendix 1 (Summary of Executive Benefits) to the Agreement is hereby amended by deleting in their entirety Section 6 (Travel Benefits) and Section 7 (Club Membership).

5.     Delete Appendix.  Beginning on the Amendment Effective Date, Appendix 3 (Severance Agreement and General Release) to the Agreement is hereby deleted in its entirety.

6.     General. All other terms and conditions of the Agreement and Amendment No. 1 remain in full force and effect and applicable to the provisions of services under this Amendment.  This Amendment may be executed in counterparts, each of which shall be deemed an original and both of which shall be deemed one and the same instrument.  The persons signing below represent and warrant that they are authorized to execute this Amendment on behalf of the respective parties.

[signatures on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2.

Transaction Network Services, Inc.		Executive

By:	/s/ James T. McLaughlin	/s/ Mark Cole
	James T. McLaughlin	Mark Cole
EVP, General Counsel & Secretary

TNS, Inc.

By:	/s/ James T. McLaughlin
James T. McLaughlin
EVP, General Counsel & Secretary